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Exhibit 5.1

September 9, 2004
Board of Directors
Primal Solutions, Inc.
18881 Von Karman Avenue
Suite 500
Irvine, California 92612

Re:    REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement, as amended, on Form SB-2 (File No. 333-117786) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 27,927,018 shares of the common stock, par value $.01 per share (the "Shares"), of Primal Solutions, Inc., a Delaware corporation (the "Company"). The Shares are to be sold by certain of the Company's current securityholders (the "Selling Stockholders"). The Shares consist of (i) 14,284,784 shares (the "SSF Shares") that were issued by the Company in connection with a private placement completed on June 15, 2004 (the "SSF Transaction") to institutional investors and other accredited investors, (ii) 7,142,393 shares issuable upon the exercise of warrants granted to the investors in the private placement (the "SSF Warrants"), (iii) 5,847,669 shares that were issued and outstanding prior to the SSF Transaction (the "Prior Shares"), and (iv) 652,174 shares issuable upon the exercise of other warrants granted in conjunction with the closing of the private placement (the "Non-SSF Warrants").

        We are acting as counsel for the Company in connection with the issue and sale by the Selling Stockholders of the Shares pursuant to the Registration Statement. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We assume that the appropriate action will be taken, if and as required, prior to the offer and sale of the Shares in accordance with the Registration Statement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that:

1.
The SSF Shares and the Prior Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

2.
The shares subject to the SSF Warrants and the Non-SSF Warrants have been duly authorized, reserved for issuance and, when issued in accordance with the terms of the SSF Warrants or the Non-SSF Warrants, whichever is applicable, will be validly issued, fully paid and non-assessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

        We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of results.

Very truly yours,

/s/  BRYAN CAVE LLP

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  Exhibit 5.1